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                                                                     Exhibit 4.4




                          FIRST SUPPLEMENTAL INDENTURE

      First Supplemental Indenture (this "First Supplemental Indenture"), dated as of December 20, 2002, among each of SKF Foods, Inc., a Delaware corporation (the "Issuer"), Del Monte Foods Company, a Delaware corporation (the "Guarantor") and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (the "Trustee") under the indenture referred to below.

                                   WITNESSETH

      WHEREAS, Del Monte Corporation, a New York corporation (the "Original Issuer") has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 15, 2001 providing for the issuance of 9-1/4% Senior Subordinated Notes due 2011 (the "Notes");

      WHEREAS, each of H. J. Heinz Company, a Pennsylvania corporation, the Issuer, the Guarantor, and the Original Issuer, a wholly owned subsidiary of the Guarantor, entered into a Merger Agreement dated as of June 12, 2002 (the "Merger Agreement") providing for the merger of the Original Issuer into the Issuer;

      WHEREAS, Section 5.01(a) of the Indenture provides, inter alia, that the Original Issuer will not consolidate or merge with or into any Person unless such Person expressly assumes, by supplemental indenture executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Original Issuer to be performed or observed;

      WHEREAS, in order to comply with the provisions of the Indenture the Issuer desires to expressly assume, by this First Supplemental Indenture, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, the Indenture and the Registration Rights Agreement on the part of the Original Issuer to be performed or observed thereunder or pursuant thereto; and

      WHEREAS, pursuant to Section 9.01(2) of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture without notice to or consent of any Holder.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2. Assumption. The Issuer hereby irrevocably assumes, for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Notes, the due and punctual payment of the principal of and premium, if any, and interest (including, without limitation, any Additional Interest) on all of the Notes and the performance of every covenant of the Notes, the

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Indenture and the Registration Rights Agreement on the part of the Original
Issuer to be performed or observed thereunder or pursuant thereto.

      3. Representations of the Issuer. The Issuer hereby represents to and for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Notes as follows: (a) immediately after giving effect to the transactions contemplated by the Merger Agreement and by this First Supplemental Indenture the Issuer shall be and is able to incur at least $1.00 of additional Indebtedness (other than permitted Indebtedness) in compliance with Section 4.12 of the Indenture; and (b) immediately before and immediately after giving effect to the transactions contemplated by the Merger Agreement and by this First Supplemental Indenture no Default or Event of Default has occurred and is continuing.

      4. Reaffirmation of Guarantee. The Guarantor hereby acknowledges the transactions contemplated by the Merger Agreement and by this First Supplemental Indenture, and reaffirms for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Notes the Guarantee, subject to and on the terms and conditions contained in the Indenture.

      5. NEW YORK LAW TO GOVERN. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE.

      6. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.



                             SIGNATURE PAGE FOLLOWS



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      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

                                          SKF FOODS, INC.

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                          DEL MONTE FOODS COMPANY

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                          DEUTSCHE BANK TRUST COMPANY AMERICAS

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________




                 Signature Page to First Supplemental Indenture